Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
(List includes only subsidiaries in which Scientific Games holds equal to or greater than 50% of the subsidiary)

*Indicates a SciPlay Corporation (Nevada) (“SciPlay”) subsidiary. SciPlay’s Class A common stock is traded on The NASDAQ Global Select Market. To date, Scientific Games Corporation continues to control shares representing a majority of the combined voting power in SciPlay.

A.L.I. Online Inc. (British Columbia, Canada)
Authentic Gaming Malta Limited (Malta)
Authentic Gaming Limited (Malta)
BGI Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming and Systems (France)
Bally Gaming and Systems Holdings Limited (England and Wales)
Bally Gaming and Systems S.A. (Uruguay)
Bally Gaming and Systems UK Limited (England and Wales)
Bally Gaming Canada Ltd. (New Brunswick, Canada)
Bally Gaming, družba za prodajo in vzdrževanje igralnih naprav, igralnih pripomočkov in igralnih sistemov, d.o.o. (Slovenia) – short name Bally Gaming d.o.o.
Bally Gaming GP, LLC (Nevada)
Bally Gaming LP, LLC (Nevada)
Bally Gaming Netherlands I B.V. (Netherlands)
Bally Gaming Netherlands II B.V. (Netherlands)
Bally Gaming Netherlands III B.V. (Netherlands)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Technologies Colombia SAS (Colombia)
Bally Technologies Italy S.r.l. Unipersonale (Italy)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (England and Wales)
Beijing Guard Libang Technology Co., Ltd. (China) (50%)
Bern Merger Sub, Inc. (Nevada)
Betdigital Ltd (England and Wales)
Come2Play Ltd. (Israel)*
Content Media Operations Sweden AB (Sweden)
Content Media Holding Ltd (Malta)
Cryptologic (Asia Pacific) Pte. Ltd. (Singapore)
CryptoLogic Callco ULC (Nova Scotia, Canada)
Cryptologic Exchange Corporation (Ontario, Canada)
Cryptologic Inc. (Ontario, Canada)
Cryptologic Limited (Guernsey)
Customized Games Limited (England and Wales)
Davisville Game Studio Inc. (Ontario, Canada)
DBS Canada Corporation (Ontario, Canada)
DMWSL 699 Limited (England and Wales)
Don Best Sports Corporation (Nevada)
Dragonplay Ltd (Israel)*
ELKAB Studios AB (Sweden)
ELK Studios Malta Ltd (Malta)
E-SYS Tecnologia Em Informàtica S.A. (Brazil) (70%)
Estrela Instantânea Loteria SPE S.A. (Brazil) (50%)
Game360 S.R.L. (Italy)
Gaming Products Pty Ltd (Australia)

Global Draw Limited (England and Wales)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Hillbeck Trading Limited (Cyprus)
International Terminal Leasing (Bermuda) (80%)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Limited (Malta)
Knightway Promotions Limited (England and Wales)
Koukoi Games Oy (Finland)*
Les Studios Side City Inc./Side City Studios Inc. (Canada)
Lightning Box Games Pty Limited (Australia)
MDI Entertainment, LLC (Delaware)
N T Media Limited (England and Wales)
NextGen Gaming (USA) LLC (Nevada)
NextGen Gaming Pty Ltd (Australia)
NYX Digital Gaming (Alberta) Inc. (Alberta, Canada)
NYX Digital Gaming (Alderney) Limited (Alderney)
NYX Digital Gaming (Betdigital Holdings) Limited (England and Wales)
NYX Digital Gaming (Canada) ULC (British Columbia, Canada)
NYX Digital Gaming (Gibraltar II) Limited (Gibraltar)
NYX Digital Gaming (Guernsey) Limited (Guernsey)
NYX Digital Gaming (Malta Holdings) Limited (Malta)
NYX Digital Gaming (OB Holdings) Limited (England and Wales)
NYX Digital Gaming (OB SPV) Limited (England and Wales)
NYX Digital Gaming (USA), LLC (Nevada)
NYX Gaming (Krakow) sp. z o.o. (Poland)
NYX Gaming Group LLC (Nevada)
NYX Interactive AB (Sweden)
OB Acquisition Limited (England and Wales)
OB Financing Limited (England and Wales)
OB Midco Limited (England and Wales)
OB Topco Limited (England and Wales)
OnGame Network Limited (Gibraltar)
Ongame Services AB (Sweden)
OpenBet Asia Pacific Pty Ltd (Australia)
OpenBet Hellas SA (Greece)
OpenBet Holdco Limited (Jersey)
OpenBet India Private Limited (India)
OpenBet Limited (England and Wales)
OpenBet New Zealand Limited (New Zealand)
OpenBet North America Corporation (Canada)
OpenBet Retail Limited (England and Wales)
OpenBet Singapore Pte. Limited (Singapore)
OpenBet Technologies Limited (England and Wales)
Red7Mobile Ltd (England and Wales)
Scientific Connections India Private Limited (India)
Scientific Connections SDN. BHD. (Malaysia)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games (China) Company Limited (China)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Australia Pty Ltd (Australia)

Scientific Games Brasil Ltda. (Brazil)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games China Holdings Ltd. (Bermuda)
Scientific Games del Peru, S.R.L. (Peru) (99.99%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Scientific Games Europe S.à.r.l. (Luxembourg)
Scientific Games France SARL (France)
Scientific Games Germany GmbH (Germany)
Scientific Games Global Gaming S.à.r.l. (Luxembourg)
Scientific Games Hellas Sole Shareholder Limited Liability Company (Greece)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Holdings Limited (Ireland)
Scientific Games Honsel GmbH (Germany)
Scientific Games, Inc. (Delaware)
Scientific Games India Private Limited (India)
Scientific Games International GmbH (Austria)
Scientific Games International Holdings Limited (England and Wales)
Scientific Games International Limited (England and Wales)
Scientific Games International, Inc. (Delaware)
Scientific Games Italy Investments S.r.l. (Italy)
Scientific Games Latino America SpA (Chile)
Scientific Games Luxembourg Holdings S.à.r.l. (Luxembourg)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Australia) Pty Ltd (Australia)
Scientific Games Products, LLC (Delaware)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games Sweden AB (Sweden)
Scientific Games Szerencsejáték Szolgáltatások Korlátolt Felelősségű Társaság (Hungary) - short name Scientific Games Kft.
Scientific Games Taiwan Limited (Taiwan)
Scientific Games Turkey Şans Oyunlari Anonim Şirketi (Turkey)
Scientific Games Ukraine Limited Liability Company (Ukraine)
Scientific Games Worldwide Limited (Ireland)
SciPlay Corporation (Nevada)
SciPlay Games, LLC
SciPlay Parent Company, LLC (Nevada)*
SG Digital (Gibraltar) Limited (Gibraltar)
SG Digital Gaming (Malta) Limited (Malta)
SG Digital Limited (England and Wales)
SG Digital Holdco Limited (England and Wales)
SG Digital UK Holdings Limited (England and Wales)
SG Gaming Africa Proprietary Ltd. (Republic of South Africa) (74.8%)
SG Gaming ANZ Pty Ltd (Australia)
SG Gaming Argentina, S.A. (Argentina)
SG Gaming Asia Limited (Macau)
SG Gaming Australia Holdings I Pty Ltd (Australia)
SG Gaming Australia Holdings II Pty Ltd (Australia)
SG Gaming Limited (England and Wales)

SG Gaming New Zealand Pty Limited (New Zealand)
SG Gaming North America, Inc. (Nevada)
SG Gaming Services Philippines, Inc. (Philippines)
SG Gaming Puerto Rico, LLC (Puerto Rico)
SG Gaming Qingdao Company Limited (China)
SG Gaming Singapore Pte. Ltd. (Singapore)
SG Gaming UK Limited (England and Wales)
SG Gaming, Inc. (Nevada)
SG Social Holding Company, LLC (Nevada)
SG Social Holding Company I, LLC (Nevada)
SG Social Holding Company II, LLC (Nevada)
SG Supply Chain Services, HK Limited (Hong Kong)
SGI Lottery LLC (Delaware)
SGL Global Holdco Ltd (England and Wales)
SGP Holdco, Inc. (Delaware)
Shenzhen Leli (China) (50%)
SHFL entertainment (Argentina) S.R.L. (Argentina)
SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
Shuffle Master Australasia Group Pty Ltd (Australia)
Shuffle Master Australia Pty Ltd (Australia)
Shuffle Master GmbH & Co KG (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master Holding GmbH (Austria)
Shuffle Master International, Inc. (Nevada)
Shuffle Master Management-Service GmbH (Austria)
SidePlay Entertainment Limited (Jersey)
Sportcast Limited (England and Wales)
Sportcast LLC (New Jersey)
Sportcast Pty Limited (Australia)
Stargames Pty Ltd (Australia)
Success Trader SZ (China) (50%)
Success Trader Technologies Limited (Hong Kong) (50%)
VIP Gaming Solutions Pty Limited (Australia)
Wagerlogic (Ireland) Limited (Ireland)
Wagerlogic (UK) Limited (England and Wales)
WagerLogic Limited (Cyprus)
WMS Gaming Australia Pty Limited (Australia)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Gaming Services Europe, S.L. (Spain)